UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2024

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on July 31, 2023 TRxADE HEALTH, Inc., a Delaware corporation (the “Company”), completed its acquisition of Superlatus, Inc., (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) in accordance with the terms and conditions of the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the merger (“Merger”).

Superlatus was not able to meet the post-closing condition of acquiring Prestige Farms, Inc. and on January 8, 2024, the Company entered into an amendment agreement to the Merger Agreement with Superlatus and Merger Sub (the “Amendment”).

Under the terms of the Merger Agreement, at the closing of the Merger, shareholders of Superlatus received an aggregate 30,821,941 shares of the Company’s common stock at $7.30 per share, which was comprised of: (i) 136,441 shares of common stock of the Company and (ii) 306,855 shares of the Company’s Series B preferred stock, par value $0.00001 per share, with a conversion ratio of 100 to one (the “Merger Consideration”).

Pursuant to the Amendment, the “Company Equity Value” was adjusted to 12,500,000 and the Merger Consideration was adjusted as follows: the Superlatus’ shareholders shall be entitled to an aggregate of 1,712,328 shares of the Company’s common stock at $7.30 per share, which is comprised of (i) 136,441 shares of common stock of the Company, and (ii) 15,759 shares of the Company’s Series B preferred stock, par value $0.00001 per share, with a conversion ratio of 100 to one.

Additionally, the shareholders of Superlatus agreed to surrender back to the Company 289,731 shares of the Company’s Series B preferred stock.

The Company will provide all reasonable assistance and cooperation to assist any acquisition or financing transactions proposed by Superlatus (each a “Transaction”). Upon the consummation of any Transaction, the Company will issue shares of stock to the shareholders of Superlatus.

Except as modified by the Amendment, all other terms and provisions of the Merger Agreement remain in full force and effect.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between the Company, Superlatus Inc. and Foods Merger Sub Inc., dated January 8, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: January 11, 2024